JOINT VENTURE AGREEMENT
Joint Venture Agreement dated as of November 20, 2014 (this "Agreement") by and between Mineracao Batovi Ltda., a Brazilian corporation ("Mineracao"), and Diamante Minerals, Inc. a Nevada corporation ("Diamante").
W I T N E S S E T H
WHEREAS, the parties previously executed a certain agreement dated as of February 10, 2014, as amended February 25, 2014, regarding the acquisition by Diamante from Mineracao of up to a 75% interest in a joint venture in Mato Grosso, Brazil owned by Mineracao;
WHEREAS, Mineracao and Diamante have been discussing the proposed joint venture notwithstanding the termination of such agreement;
WHEREAS, the parties desire to execute and deliver this Agreement with respect to the establishment of an entity to own and operate the joint venture.
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
JOINT VENTURE ENTITY; SHARES
1.1            Joint Venture Entity. A new corporation shall be established by the parties in Brazil ("Newco") with the assistance of Brazilian counsel selected by Mineracao Batovi with legal fees to be paid for by Diamante Minerals. Within three days of the establishment of Newco, Mineracao Batovi will contribute the mineral claims in Mato Gross as indicated on Schedule A to Newco for 80% of the equity interest in Newco and Diamante will contribute $1,000,000 in cash to Newco for 20% of the equity interest in Newco.
1.2            Issuance to Mineracao.  Simultaneous with the execution and delivery of this Agreement, Diamante shall issue to Kel-Ex Development Ltd 2,700,000 shares of common stock of Diamante (the "Shares").
ARTICLE 2
 EARN-IN RIGHT
2.1            First Right. In order to acquire an additional 29% interest in Newco (the "Additional 29% Interest"), Diamante shall invest no less than an additional US$2,000,000 of exploration expenses in Newco no later than November 20, 2017 (the "29% Earn In Period"). The itemized detail of such expenses (as well as any other expenses incurred by Diamante in connection with this Agreement as provided for in this Agreement) shall be evidenced by the filings made by Diamante with the Securities and Exchange Commission (the "SEC") indicating the incurrence of such exploration expenses as well as any other documentary evidence submitted by Diamante to Mineracao.

2.2            Negotiation Rights.  Mineracao shall have the right to negotiate and enter into an agreement (a "Major Mining Agreement") with a major mining company (a "Mining Company") to operate, finance and/or construct a mine on the claims owned by Newco and grant the Mining Company at least a 51% interest in Newco, provided that the Mining Company must commit to invest no less than US$250,000,000 in Newco. In the event a Major Mining Agreement is entered into the interests of Diamante and Mineracao shall be diluted pro rata in accordance with their percentage holdings in Newco, provided that, if such Major Mining Agreement is entered into during the 29% Earn In Period, Diamante may elect to exercise the First Right by forthwith paying to Mineracao the amount then remaining to be invested to acquire the Additional 29% Interest.
2.3            Profits. Any and all profits generated by Newco shall be allocated between Diamante and Mineracao according to their respective equity interest in Newco and paid in the form of dividends based on the assessment of the board of the directors of Newco.
ARTICLE 3
 MANAGEMENT OF NEWCO
3.1            Joint Venture Entity.  The terms provided for in this Agreement shall be incorporated into the charter and bylaws of Newco.
3.2            Board.  During the period from the date hereof until the expiry of the 29% Earn In Period, and thereafter in circumstances where Diamante acquires the Additional 29% Interest, Newco shall be managed by a board of directors comprised of two (2) representatives from each of Diamante and Mineracao. In circumstances where Diamante fails to acquire the Additional 29% Interest the board of directors shall thereafter be comprised of three (3) representatives of Mineracao and one (1) of Diamante provided that, if Diamante's interest in Newco is reduced to 10% or less, Diamante shall thereafter not be entitled to any representation on the board of directors of Newco. Notwithstanding anything contained herein to the contrary, the affirmative approval of at least three of the four members of the board must be obtained prior to taking the following actions:
(i)            the adoption of the annual budget, including all expenditures relating to Newco, and any amendments thereto (the "Budget");
(ii)            the approval of financial statements and reports relating to Newco;
(iii)            the appointment and termination of a general manager for Newco, including the terms of the compensation of such manager;
(iv)            any financing or funding for Newco, including without limitation the authorization or issuance of any right, including, without limitation, any warrant or option or other right (contingent or otherwise) to purchase or acquire any interest in Newco;

(v)            the scope and purpose of a feasibility study for Newco, including the determination that the study is positive;
(vi)            the decision to mine and commence commercial production;
(vii)            the sale or lease of any claim owned by Newco;
(viii)            the execution of any agreement relating directly or indirectly to Newco, including without limitation, any off-take, lease or sale agreement or royalty arrangement;
(ix)            the encumbrance of any type of security interest in any portion of the assets or securities of Newco or any interest therein;
(x)            establishing any subsidiary or other company which shall have any interest in Newco or any portion thereof;
(xi)            the appointment of key employees, agents or consultants for Newco, including without limitation the terms of their compensation and benefit arrangements;
(xii)            the commencement or settlement of any litigation or threatened litigation in which the amount at issue involves more than $500,000; and
(xiii)            any termination or winding up of Newco.
3.3            Expenses.  Each of Diamante and Mineracao agree that all expenditures relating to Newco shall be allocated in accordance with the terms of this Agreement. Accordingly, as of the date hereof, until and unless Diamante achieves a 49% interest in Newco as provided herein, Diamante shall be responsible for 100% of the expenses of Newco up until the amount of $3,000,000 in total, provided that all such expenses shall first be approved in writing by the Diamante representatives on the board of directors of Newco.
The bank account in the name of Newco shall require that both the signature of a representative of Diamante and a representative of Mineracao shall be required for all withdrawals from said account. Until further notice, the Diamante representative shall be Chad Ulansky and the Mineracao representative shall be Keiven Bauer.
Diamante and Mineracao shall cause Newco to engage Kel-Ex Development Ltd. to carry out exploration activity in accordance with approved budgets and in this regard it is acknowledged that Kel-Ex Development Ltd. shall be entitled to charge a 10% administration fee on all exploration expenditures incurred under $50,000 and 5% on all exploration expenditures incurred over $50,000.
3.4            Claims. If at any time Diamante stops funding the company or decides to withdraw then Mineracao will be granted the right to acquire the interest of Diamante in Newco at fair market value.

3.5            Dilution.  Each of Diamante and Mineracao agree that if a party does not fund an expenditure provided for in the Budget, the interest of said defaulting party shall be reduced pro ratably through additional financings.  For the avoidance of doubt the first $3,000,000 in exploration expenditures is the responsibility of Diamante Minerals. For the purposes of such dilution calculations Mineracao will be initially deemed to have contributed an amount equal to its pro rata share of the amount contributed by Diamante (i.e. if Diamante contributed $3,000,000 for 49% of Newco's share Mineracao shall be deemed to have contributed $3,122,450 for 51%.
3.6            Interest in Newco.  Subject to Section 2.2 Mineracao agrees that it shall not, directly or indirectly, provide any other person or party any rights with respect to Newco without the prior written consent of Diamante.
ARTICLE 4
 REPRESENTATIONS AND WARRANTIES
4.1            Representations and Warranties.  Each of Diamante and Mineracao represent the following:
(a)            Each party represents and warrants that it is in good standing under the laws of the jurisdiction in which it is incorporated, and that it has all the requisite power, right and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the obligations provided herein have been duly and validly authorized by all necessary action on the part of each party.
(b)            This Agreement does not: (i) conflict with any provision of the respective party's charter, or similar organizational documents or bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which either Diamante or Mineracao, as the case may be, is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Diamante or Mineracao, as the case may be, or by which any of its respective property or asset is bound or affected. Mineracao has all requisite permits and approvals necessary to establish and own and operate Newco and to consummate the transactions contemplated in this Agreement.
(c)            The execution, delivery and performance of this Agreement by Diamante or Mineracao, as the case may be, has been duly authorized by all requisite action and constitutes the valid and binding obligation of each of them, enforceable against it in accordance with the terms hereof.
(d)            Mineracao represents and warrants that it is the sole legal and beneficial owner of the [property and] the claims (the "Claims") covering the proposed joint venture, as particularly described in Schedule A annexed hereto. Mineracao has not encumbered, mortgaged or conveyed any interest in the Claims, including but not limited to conveying any royalty interest therein, other than as set forth in this Agreement; and it has no knowledge of any pending litigation or other claims challenging its rights and title to the Claims.  No other person or entity has any rights, direct or indirect, in the Claims.

(e)            Mineracao represents and warrants that prior to the date of this Agreement, it and its affiliates have incurred no less than US$3,975,000 in expenses with respect to the properties and mineral claims underlying the Claims. Mineracao represents and warrants that the amount of Mineracao US$0 is the total amount currently required to be submitted by Mineracao to the Brazilian government (the "Government") to maintain the claims for the 2014 year. No other payment is due to the Government or any third party in order for Mineracao to maintain the Claims or transfer the Claims to Newco.
(f)            Kelex is acquiring the Shares for investment for Kelex's own account and not with a view to, or for resale in connection with, any distribution. Kelex understands that the Shares to be acquired have not been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.
(g)            Kelex is an accredited investor, as defined in Rule 501 promulgated under the Act, as indicated on the Investor Questionnaire annexed hereto. Dr. Charles Fipke is a Director of Mineracao and owns 97% of Mineracao.  Jose Aldo is an Officer and Director of Mineracao and owns 3% of Mineracao. The equity owners of Kelex are Dr. Charles Fipke and the officers and directors of Kelex are Dr. Charles Fipke_. Attached as Exhibit A is a true, complete and accurate copy of the Articles of Association of Mineracao and Kelex, as well as board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.
(h)            Kelex is experienced in evaluating and investing in securities of companies similarly situated to Diamante, and acknowledges that Kelex is able to fend for itself, can bear the economic risk of an investment in the Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.
(i)            Kelex believes it has received all the information it considers necessary or appropriate for deciding whether to accept the Shares pursuant to the terms of this Agreement. Mineracao has had an opportunity to ask questions and receive answers from Diamante regarding the Shares and the business, properties, prospects and financial condition of Diamante. Kelex acknowledges that Diamante is a "shell" company as defined in the rules of the Act, and other than cash, has no assets, including without limitation the current capability of conducting any business or operations.
(j)            Kelex acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Kelex is aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, among other things, the availability of certain current public information about Diamante and the resale occurring not less than one year after a party has purchased and paid for the securities to be sold.

(k)            Any certificate representing the Shares shall have endorsed thereon a legend substantially as follows:
"THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."
ARTICLE 5
 MISCELLANEOUS
5.1            Limitations on Transfers.
(a)            Neither Diamante nor Mineracao will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer, alienate or otherwise dispose of (in this section, to "Transfer") any or all of its interest in Newco or transfer or assign any of its rights under this Agreement (in this section, such interests and rights, collectively, the "Holdings") other than in accordance with the provisions of this section.  A Party may Transfer only the whole of its Holdings, except as contemplated in subsection 5.1(c) hereof.
(b)            Subject to subsection 5.1(c) hereof, if, a party (for the purposes of this section, the "Selling Party") wishes to sell or assign its Holdings (the "Offered Interest") to a third party it shall first give notice in accordance with the terms hereof (the "Sale Notice") to such effect to the other party (for the purposes of this section, the "Non-Selling Party") and in such Sale Notice shall provide the details of the terms on which it is prepared to sell the Offered Interest. The Non-Selling Party shall then have the right for a period of thirty (30) days in which to give notice to the Selling Party in accordance with the terms hereof, that it elects to purchase the Offered Interest on such terms. If the Non-Selling Party gives notice of its election to purchase the Offered Interest, the parties shall enter into and consummate such sale on the terms set forth in the Sale Notice or as otherwise mutually agreed. If the Non-Selling Party fails to give notice of its election to purchase the Offered Interest within the required period of time, then the Selling Party may sell the Offered Interest to any other third party on the terms offered to the Non-Selling Party in the Sale Notice or better. If such transaction is not consummated within 150 days of the original Sale Notice, then the procedure provided for in this section shall again apply.
(c)            Nothing in this section applies to or restricts in any manner:
(i)            a disposition by the transferring party of all or a portion of its Holdings to an Affiliate (as that terms is defined under the Business Corporations Act (British Columbia) of the transferring party, provided that such Affiliate first assumes and agrees to be bound by the terms of this Agreement and agrees with the other party in writing to retransfer the Holdings to the transferring party before ceasing to be an Affiliate of the transferring party. Notwithstanding the foregoing the other party shall not be obligated upon such a transfer to release the transferring party from its obligations under this Agreement;

(ii)            an amalgamation, merger or other form of corporate reorganization involving or the acquisition of shares or assets of the transferring party which is a bona fide business transaction that has the effect in law of the amalgamated or surviving corporation possessing, directly or indirectly, substantially all the property, rights and interest and being subject to substantially all the debts, liabilities and obligations of the transferring party; or
(iii)            a sale, forfeiture, charge, withdrawal, transfer or other disposition or encumbrance with is otherwise specifically allowed for under this Agreement.
5.2            Indemnities.  Diamante and Mineracao shall fully indemnify, defend, release and hold harmless each other and their respective affiliates and successors, and their agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including without limitation, loss due to injury or death, reasonable attorneys fees, expert fees and other expenses incurred in defending against litigation or administrative enforcement actions, either pending or threatened), resulting from a direct or indirect breach or threatened breach of any representation, warranty or covenant in this Agreement.  This indemnity shall survive termination of this Agreement.
5.3            Notice.  All notices or other communications to either party shall be in writing and shall be sufficiently given if (i) delivered in person, (ii) sent by electronic communication, with confirmation sent by registered or certified mail, return receipt requested, (iii) sent by registered or certified mail, return receipt requested, or (iv) sent by overnight mail by a courier that maintains a delivery tracking system.  Subject to the following sentence, all notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, (iii) if by mail, on the date of delivery as shown on the actual receipt, and (iv) if by overnight courier, as documented by the courier's tracking system.  If the date of such delivery or receipt is not a business day, the notice or other communication delivered or received shall be effective on the next business day ("business day" means a day, other than a Saturday, Sunday or statutory holiday observed by banks in the jurisdiction in which the intended recipient of a notice or other communication is situated.)  A party may change its address from time to time by notice to the other party as indicated above.
All notices to Diamante shall be addressed to:
Diamante Minerals, Inc.
228 Park Avenue, South, Suite 92302
New York, New York 10003-1502
Attn: Chad Ulansky

with a copy (which shall not constitute notice) to:
David Lubin & Associates, PLLC
108 S. Franklin Avenue
Suite 10
Valley Stream, NY 11580
Attn: David Lubin
All notices to Mineracao shall be addressed to:
Mineracao Batovi Ltda
203-1634 Harvey Ave
Kelowna, BC, V1Y-6G2, Canada
Attn: Keiven Bauer
5.4            Waiver.  No waiver of any provision of this Agreement, or waiver of any breach of this Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed.  No waiver of any breach shall be deemed to be a waiver of any other subsequent breach.
5.5            Modification.  No modification, variation or amendment of this Agreement shall be effective unless it is in writing and signed by all parties to this Agreement.
5.6            Entire Agreement.  This Agreement sets forth the entire agreement of the parties with respect to the transactions contemplated herein and supercedes any other agreement, representation, warranty or undertaking, written or oral, among the parties.
5.7            Further Assurances.  Each of the parties agrees that it shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.
5.8            Governing Law; Disputes.  This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. All disputes arising out of or in connections with this Agreement, or in respect of any defined legal relations associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rule of The Commercial Arbitration Act of British Columbia.
5.9            Attorneys Fees.  In any arbitration or litigation between the parties to this Agreement or persons claiming under them resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party or parties shall be entitled to recover from the defaulting party or parties, all reasonable costs, expenses, attorneys fees, expert fees, and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the proceeding, in connection with any appeals, and collecting any final judgment entered therein. If a party or parties substantially prevails on some aspects of such action, but not on others, the arbitrators or court, as the case may be, may apportion any award of costs and attorneys fees in such manner as it deems equitable.

5.10            Construction.  The section and paragraph headings contained in this Agreement are for convenience only, and shall not be used in the construction of this Agreement.  The invalidity of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement. The parties agree that this Agreement is the product of negotiation and that neither party will be deemed to be the drafter thereof. Each party to this Agreement consulted with, or had the opportunity to consult with, its legal department or with the independent attorney of its choice with regard to the Agreement, and signs it voluntarily.
5.11            Signatures. This Agreement may be executed by facsimile or other electronic form and in counterparts, each of which shall constitute an original and all of which together shall constitute one instrument.
Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
MINERACAO BATOVI LTDA
/s/ Charles Fipke
By: __________________________
Name: Charles Fipke
Title: Director
DIAMANTE MINERALS INC.
/s/ Chad Ulansky
By: __________________________
Name: Chad Ulanksy
Title: Chairman and CEO
KEL-EX DEVELOPMENT LTD.
/s/ Charles Fipke
By: __________________________
Name: Charles Fipke
Title: President

ACCREDITED INVESTOR STATUS
Kel-Ex Development Ltd represents that it is an Accredited Investor on the basis that it is (check one):
☐            (i)  A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
☐           (ii)  A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
☐           (iii)  An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
☐           (iv)  A director or executive officer of the Company.
☐           (v)  A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000.
☐            (vi)  A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
☐           (vii)  A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).
☐            (viii)  An entity in which all of the equity owners are accredited investors.  (If this alternative is checked, Mineracao must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.  Further, Mineracao represents that it has made such investigation as is reasonably necessary in order to verify the accuracy of this alternative.)